EXHIBIT 99
                                                                      ----------
[LOGO]THE NAUTILUS GROUP

FOR IMMEDIATE RELEASE

CONTACTS: The Nautilus Group, Inc.          Investor Relations Inquiries:
          ------------------------          -----------------------------
          Rod Rice                          John Mills
          Chief Financial Officer           Integrated Corporate Relations, Inc.
          360-694-7722                      310-395-2215--203-222-9013


          NAUTILUS BELIEVES IN THE QUALITY AND DURABILITY OF PRODUCT -
                    DOUBLES WARRANTY ON BOWFLEX POWER PRO(R)

   WARRANTY PERIOD EXTENDED TO TEN YEARS FOR ALL EXISITNG AND FUTURE CUSTOMERS

VANCOUVER, Wash., Feb. 4, 2004 -- The Nautilus Group, Inc. (NYSE: NLS), a leading health and fitness equipment provider, reported today that it is taking the unrivaled step of doubling the five-year warranty period on its line of popular Bowflex Power Pro resistance exercise equipment to a full ten years.

"We are so confident in the quality and durability of our Bowflex Power Pro product line that we are extending the warranty to ten years," said Gregg Hammann, President and CEO of The Nautilus Group. "We have automatically extended the warranty for all existing customers who have purchased or will purchase a Power Pro."

Just one week ago, the Company voluntarily began offering a free, easy to install, safety reinforcement kit to all customers of its Power Pro model with Lat Tower, in collaboration with the Consumer Product Safety Commission. Consumers are encouraged to go to the Bowflex website to order their free upgrade.

The Nautilus Group has invested millions of dollars to develop home exercise equipment that meets or exceeds all industry standards. The Company has a state of the art testing facility and computerized robotic system that has the capability to test each model developed.

"Bowflex has become one of the most trusted names in personal fitness and exercise. We want to continue earning the trust and confidence of our customers by standing behind our products and constantly seeking improvements. We want to do our part in helping people achieve a fit and healthy lifestyle." Hammann said.
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About The Nautilus Group

The Nautilus Group, Inc. is a leading marketer, developer, and manufacturer of branded health and fitness products sold under such well-known names as Nautilus(R), Bowflex(R), Schwinn(R) and StairMaster(R). The Company currently markets its Bowflex and TreadClimber(TM) home fitness equipment and Nautilus Sleep Systems through its direct-marketing channel, using an effective combination of television commercials, infomercials, response mailings, the Internet, and inbound/outbound call centers. The Company sells its Nautilus, Schwinn and StairMaster commercial fitness equipment through its sales force and selected dealers to health clubs, government agencies, hotels, corporate fitness centers, colleges, universities, and assisted living facilities. The Nautilus Group also markets and sells a complete line of consumer fitness equipment, under its Nautilus, Schwinn, Bowflex, StairMaster and Trimline(R) brands, through a network of specialty dealers, distributors, and retailers worldwide. The Company is headquartered in Vancouver, Washington. The Nautilus Group is located on the Web at www.nautilusgroup.com.

From time to time, The Nautilus Group may issue forward-looking statements relating to its products and services, including statements regarding its direct and commercial/retail segment businesses. Factors that could affect The Nautilus Group's actual results include availability of media time and fluctuating advertising rates, a decline in consumer spending due to unfavorable economic conditions, expiration of important patents, its reliance on a limited product line, its ability to effectively develop, market, and sell future products, its ability to effectively identify and negotiate any future strategic acquisitions, its ability to integrate any acquired businesses into its operations, unpredictable events and circumstances relating to international operations including its use of foreign manufacturers, government regulatory action, and general economic conditions. Please refer to our reports and filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, for a further discussion of these risks and uncertainties. We also caution you not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.




SOURCE: The Nautilus Group, Inc.